Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen California Select Tax-Free Income Portfolio
33-46942
811-6623

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008 for Nuveen New York Select Tax-Free Income Portfolio.

Voting results are as follows:

<c>To approve the elimination of the Funds
fundamental policies relating to investments in municipal securities and below investment grade securities.


   For
              3,011,792
   Against
                 202,197
   Abstain
                   96,099
   Broker Non-Votes
              1,058,566
      Total
              4,368,654



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
              3,024,311
   Against
                 201,513
   Abstain
                   84,264
   Broker Non-Votes
              1,058,566
      Total
              4,368,654



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
              2,995,641
   Against
                 218,058
   Abstain
                   96,389
   Broker Non-Votes
              1,058,566
      Total
              4,368,654



To approve the elimination of the Funds
fundamental policies relating to derivatives and short sales.


   For
              2,977,751
   Against
                 217,975
   Abstain
                 114,362
   Broker Non-Votes
              1,058,566
      Total
              4,368,654



To approve the new fundamental policy for the Fund relating to commodities.


   For
              2,980,263
   Against
                 216,181
   Abstain
                 113,644
   Broker Non-Votes
              1,058,566
      Total
              4,368,654


Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 009003.